FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson

212-551-1453

brinlea@blueshirtgroup.com

drugstore.com inc. Reports Profitable Fourth Quarter of 2008 and Free Cash Flow of $5.4 Million on Record OTC Sales

Strong Margins of 28.5% and Adjusted EBITDA Increases Over 243% Year-Over-Year to $5.2 Million in the Fourth Quarter of 2008

BELLEVUE, WA - February 4, 2009 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the fourth quarter and fiscal year ended December 28, 2008. The company reported quarterly net sales of $93.9 million and net income of $289,000. The company achieved fourth quarter gross margins of 28.5% and the highest adjusted EBITDA in the history of the company of $5.2 million, up 243% over the fourth quarter of 2007. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense. Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities plus proceeds from the sale of discontinued operations, less purchases of fixed assets, including capitalized internally developed software and website development costs.

For the year, the company reported net sales of $366.6 million, a net loss of $8.3 million or $0.09 per share, and adjusted EBITDA of $13.9 million, more than double the adjusted EBITDA reported in fiscal year 2007. Additionally, the company reported operating cash flow of $9.9 million for 2008 compared to $7.8 million for 2007.

"I am pleased to report record quarterly OTC revenues, net income, free cash flow and adjusted EBITDA, as we delivered a profitable fourth quarter and achieved positive free cash flow for the year for the first time in Company history," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc.  "Importantly, while holiday sales were clearly impacted by the economy, we saw strong sales of our everyday OTC basics, reinforcing our belief that a large portion of our products are not considered discretionary by our customers. Overall, we continued to drive solid OTC and vision growth of 6.0% and 14.5%, respectively, significantly ahead of eCommerce trends. During the course of 2008, we strengthened our operational efficiencies, increased margins, and more than doubled our full year adjusted EBITDA over last year. These improvements allowed us to be more promotional in the fourth quarter, while maintaining a strong operating model."

"Looking ahead, our fourth quarter results give us confidence that we can and will continue to grow our OTC and vision revenues amidst a more challenging economic environment. January started off strong, with continued demand for everyday OTC basics, increased FSA sales, and customers' capitalizing on our loyalty program - drugstore.com dollars[TM]. Importantly, we also have a number of key initiatives - such as ramping our strategic partnerships with Medco and Rite Aid, adding new prestige beauty brands, and expanding international sales - that leverage our existing infrastructure and which should help fuel growth in 2009," concluded Ms. Lepore.

Net income for the fourth quarter of 2008 was $289,000, or $0.00 per share, compared to a net loss of $2.3 million, or $0.02 per share, for the fourth quarter of 2007. The fourth quarter 2008 income includes $1.8 million in non-cash stock-based compensation expense, compared to $1.7 million for the fourth quarter 2007. Net loss for the fiscal year of 2008 was $8.3 million or $0.09 per share, compared to a net loss of $11.5 million, or $0.12 per share, for the fiscal year of 2007. The 2008 fiscal year losses include $3.4 million in non-cash marketing expense (including $1.1 million accelerated in connection with our restructured Rite Aid agreement), $3.2 million related to consulting services, and $7.6 million in non-cash stock-based compensation expense, compared to $2.3 million in non-cash marketing expense, $1.1 million related to consulting services, and $8.8 million in non-cash stock-based compensation expense for the fiscal year of 2007.

Outlook for First Quarter 2009

For the first quarter of 2009, the company is targeting net sales in the range of $93.0 million to $97.0 million, net income in the range of $0.0 to a net loss of $2.0 million, and adjusted EBITDA in the range of $3.0 million to $5.0 million.

Financial and Operational Highlights for the Fourth Quarter of 2008
(All comparisons are made to the fourth quarter of 2007 and reflect the reporting of the local pick-up business as discontinued operations)

Key Financial Highlights:

  Cash, cash equivalents, and marketable securities were $38.2 million at year end, as the Company generated $5.4 million in free cash flow and $3.6 million from operations during the quarter.
  Gross margins increased 50 basis points to 28.5%.
  Total contribution margin dollars increased by over 11% to $19.5 million.
  Total orders grew by 6% to approximately 1.4 million, while contribution margin dollars per order grew by 7% to approximately $14.

Net Sales Summary:

  Core OTC [1] revenues grew by 6% to $69.4 million for the quarter. OTC net sales grew by 6% to $69.8 million for the quarter, and 11% to $260.8 million for the year, including Beauty.com growth of 9% for the quarter and 28% for the year.
  Vision net sales grew approximately 14.5% to $14.6 million for the quarter, and 12% to $61.4 for the year.
  Mail-order pharmacy net sales decreased 25% to $9.6 million for the quarter and 11.5% to $44.4 million for the year, while contribution margins dollars increased approximately 8% for the quarter and 12% for the year.
  Average net sales per order were $67. Average net sales per order were $58 for OTC, grew approximately 11% to $112 for vision, and decreased to $156 for mail-order pharmacy.

  Net sales from repeat customers [2] represented 76% of net sales.

Key Customer Milestones:

  We served approximately 406,000 new customers during the quarter, up 8% over the same period in the prior year.
  We have now served over 9.8 million customers since inception.
  The number of active customers [3] was 2.6 million, up 9% year over year.
  Core OTC net sales is a non-GAAP financial measure that excludes from OTC net sales the company's Custom Nutrition Services ("CNS") net sales. CNS sales are generated by sales of customized vitamins through the company's CNS subsidiary. A reconciliation of OTC net sales to core OTC net sales is included in the financial data accompanying this press release.
  Net sales from repeat customers exclude Weil-related CNS net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on February 4, 2009 at 5:00 p.m. ET (2:00 p.m. PT).  To participate, callers should dial 800-257-1927 (international callers should dial 303-262-2193) five minutes beforehand.  Investors may also listen to the conference call live at http://investor.drugstore.com/, by clicking on the "audio" hyperlink.  A replay of the call will be available through Friday, February 6, 2009 by dialing 800-405-2236 (enter pass code 11125654#) or internationally at 303-590-3000 (enter pass code 11125654#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

drugstore.com, inc. also uses non-GAAP measures in which CNS sales are excluded from OTC segment sales data. This non-GAAP measure is provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding CNS sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own core OTC customers (those customers making nonprescription purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude CNS sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, and VisionDirect.com™. All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 40,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "target," "believe," "may," "will," "continue," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation, and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007

Net sales	$ 93,940	$ 91,307	$ 366,579	$ 339,331

Costs and expenses: (1) (2)
Cost of sales	67,127	65,764	263,697	248,308
Fulfillment and order processing	10,463	10,889	43,377	39,817
Marketing and sales	9,100	8,369	33,591	30,080
Technology and content	6,063	4,388	23,011	18,258
General and administrative	3,878	6,295	19,034	20,928
Amortization of intangible assets	206	244	867	1,234
Total costs and expenses	96,837	95,949	383,577	358,625

Operating loss	(2,897)	(4,642)	(16,998)	(19,294)

Interest income, net	115	410	631	1,675

Loss from continuing operations	(2,782)	(4,232)	(16,367)	(17,619)
Income from discontinued operations	3,071	1,888	8,080	6,108

Net income (loss)	$ 289	$ (2,344)	$ (8,287)	$ (11,511)

Basic and diluted net income (loss) per share	$ 0.00	$ (0.02)	$ (0.09)	$ (0.12)

Weighted average shares used in computation of:
Basic net income (loss) per share	96,540,101	96,229,531	96,481,787	95,350,046
Diluted net income (loss) per share	96,643,524	96,229,531	96,481,787	95,350,046

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 136	$ 138	$ 576	$ 784
Marketing and sales	471	303	1,619	1,381
Technology and content	335	289	1,265	1,224
General and administrative	844	957	4,104	5,412
	$ 1,786	$ 1,687	$ 7,564	$ 8,801

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 740	$ 466	$ 2,653	$ 1,826
Marketing and sales	1	-	4	3
Technology and content	2,162	1,185	7,780	5,252
General and administrative	114	110	475	423
	$ 3,017	$ 1,761	$ 10,912	$ 7,504

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007

Net sales	$ 93,940	$ 91,307	$ 366,579	$ 339,331
Cost of sales	67,127	65,764	263,697	248,308
Gross profit	$ 26,813	$ 25,543	$ 102,882	$ 91,023

Gross margin	28.5%	28.0%	28.1%	26.8%

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, gross margin, variable order costs, and contribution margin to Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin (See Note 3 below):

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007
	(In thousands)
Over-the-Counter (OTC):
Net sales	$ 69,809	$ 65,870	$ 260,794	$ 234,282
CNS	409	450	1,774	1,881
Core OTC net sales	$ 69,400	$ 65,420	$ 259,020	$ 232,401

Cost of sales	$ 48,282	$ 45,378	$ 180,252	$ 164,469
CNS	20	36	132	234
Core OTC cost of sales	$ 48,262	$ 45,342	$ 180,120	$ 164,235

Gross profit	21,527	20,492	80,542	69,813
CNS	389	414	1,642	1,647
Core OTC gross profit	$ 21,138	$ 20,078	$ 78,900	$ 68,166

Gross margin	30.8%	31.1%	30.9%	29.8%
CNS	95.1%	92.0%	92.6%	87.6%
Core OTC gross margin	30.5%	30.7%	30.5%	29.3%

Variable order costs	$ 5,988	$ 6,479	$ 23,499	$ 22,259
CNS	149	144	573	607
Core OTC variable order costs	$ 5,839	$ 6,335	$ 22,926	$ 21,652

Contribution margin	15,539	14,013	57,043	47,554
CNS	240	270	1,069	1,040
Core OTC contribution margin	$ 15,299	$ 13,743	$ 55,974	$ 46,514

NOTE 3: Supplemental information related to the company's Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin for the three and twelve months ended December 28, 2008 and December 30, 2007 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007
Net sales:
OTC	$ 69,809	$ 65,870	$ 260,794	$ 234,282
Vision	14,555	12,708	61,420	54,906
Mail-order pharmacy	9,576	12,729	44,365	50,143
	$ 93,940	$ 91,307	$ 366,579	$ 339,331
Cost of sales:
OTC	$ 48,282	$ 45,378	$ 180,252	$ 164,469
Vision	11,125	9,649	47,279	41,904
Mail-order pharmacy	7,720	10,737	36,166	41,935
	$ 67,127	$ 65,764	$ 263,697	$ 248,308
Gross profit:
OTC	21,527	20,492	80,542	69,813
Vision	3,430	3,059	14,141	13,002
Mail-order pharmacy	1,856	1,992	8,199	8,208
	$ 26,813	$ 25,543	$ 102,882	$ 91,023
Gross margin:
OTC	30.8%	31.1%	30.9%	29.8%
Vision	23.6%	24.1%	23.0%	23.7%
Mail-order pharmacy	19.4%	15.6%	18.5%	16.4%
	28.5%	28.0%	28.1%	26.8%
Variable order costs:
OTC	$ 5,988	$ 6,479	$ 23,499	$ 22,259
Vision	664	672	2,899	2,708
Mail-order pharmacy	710	932	3,447	3,967
	7,362	8,083	29,845	28,934
Contribution margin:
OTC	$ 15,539	$ 14,013	$ 57,043	$ 47,554
Vision	2,766	2,387	11,242	10,294
Mail-order pharmacy	1,146	1,060	4,752	4,241
	$ 19,451	$ 17,460	$ 73,037	$ 62,089

SUPPLEMENTAL INFORMATION: Reconciliation of Net Income (Loss) to Adjusted EBITDA (See Note 4 below):

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007

Net income (loss)	$ 289	$ (2,344)	$ (8,287)	$ (11,511)
Amortization of intangible assets	206	244	867	1,234
Amortization of non-cash marketing	-	573	3,435	2,290
Stock-based compensation	1,786	1,687	7,564	8,801
Depreciation	3,017	1,761	10,912	7,504
Interest income, net	(115)	(410)	(631)	(1,675)
Adjusted EBITDA	$ 5,183	$ 1,511	$ 13,860	$ 6,643

NOTE 4: Supplemental information related to the company's adjusted EBITDA for the three and twelve months ended December 28, 2008 and December 30, 2007 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q1 2009 Net Income (Loss) Range to Forecasted Q1 2009 Adjusted EBITDA Range

Range Calculated As:	Three Months Ended
	March 29, 2009
(In thousands, unless otherwise indicated)	Range High	Range Low

Net income (loss)	$ -	$ (2,000)
Amortization of intangible assets	200	200
Stock-based compensation	1,650	1,650
Depreciation	3,275	3,275
Interest income, net	(125)	(125)
Adjusted EBITDA	$ 5,000	$ 3,000

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007

Net cash provided by operating activities	$ 3,606	$ 746	$ 9,913	$ 7,778
Add: Proceeds from sale of discontinued operations	3,964	-	3,964	-
Less: Purchases of fixed assets	(2,134)	(3,466)	(13,197)	(14,249)
Free Cash Flow	$ 5,436	$ (2,720)	$ 680	$ (6,471)

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	December 28,	December 30,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 25,197	$ 18,572
Marketable securities	12,997	17,677
Accounts receivable, net of allowances	9,108	10,999
Inventories	32,704	31,237
Other current assets	2,128	3,642
Assets of discontinued operations	5,954	30,763
Total current assets	88,088	112,890

Fixed assets, net	28,306	25,501
Other intangible assets, net	3,731	4,598
Goodwill	32,202	32,202
Prepaid marketing expenses and other	222	217
Total assets	$ 152,549	$ 175,408

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 31,208	$ 36,446
Accrued compensation	4,416	4,657
Accrued marketing expenses	4,630	3,988
Other current liabilities	4,560	4,312
Current portion of long-term debt	2,998	3,179
Liabilities of discontinued operations	5,946	24,968
Total current liabilities	53,758	77,550

Long-term debt, less current portion	2,567	1,221
Deferred income taxes	953	947
Other long-term liabilities	1,071	1,322

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 99,474,079 and 96,296,687
as of December 28, 2008 and December 30, 2007, respectively	864,282	856,193
Accumulated other comprehensive income	57	27
Accumulated deficit	(770,139)	(761,852)
Total stockholders' equity	94,200	94,368
Total liabilities and stockholders' equity	$ 152,549	$ 175,408

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007
	(unaudited)
Operating activities:
Net income (loss)	$ 289	$ (2,344)	$ (8,287)	$ (11,511)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,017	1,761	10,912	7,504
Amortization of intangible assets	206	244	867	1,234
Stock-based compensation	1,786	1,687	7,564	8,801
Other, net	(16)	2	(59)	14
Changes in:
Accounts receivable	1,902	(2,092)	1,891	(337)
Inventories	(1,965)	(9,150)	(1,467)	(5,155)
Prepaid marketing expenses and other	1,055	62	1,514	(929)
Accounts payable, accrued expenses and other liabilities	(1,931)	10,297	(4,845)	6,359
Net cash provided by (used in) activities of discontinued operations	(737)	279	1,823	1,798
Net cash provided by operating activities	3,606	746	9,913	7,778

Investing activities:
Purchases of marketable securities	(3,810)	(11,004)	(46,926)	(27,544)
Sales and maturities of marketable securities	2,001	21,316	51,705	37,141
Proceeds from sale of discontinued operations	3,964	-	3,964	-
Purchases of fixed assets	(2,134)	(3,466)	(13,197)	(14,249)
Purchases of intangible assets	-	-	-	(456)
Net cash provided by (used in) investing activities	21	6,846	(4,454)	(5,108)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	-	985	525	4,366
Proceeds from line of credit	-	3,700	5,000	4,000
Principal payments on line of credit, capital lease and term loan obligations	(802)	(3,667)	(4,359)	(5,857)
Net cash (used in) provided by financing activities	(802)	1,018	1,166	2,509

Net increase in cash and cash equivalents	2,825	8,610	6,625	5,179
Cash and cash equivalents, beginning of period	22,372	9,962	18,572	13,393
Cash and cash equivalents, end of period	$ 25,197	$ 18,572	$ 25,197	$ 18,572